Exhibit 99.1

Clean Energy Reports Revenue of $104.9 Million and 59.6 Million RNG Gallons Sold for the Third Quarter of 2024

NEWPORT BEACH, Calif. — (BUSINESS WIRE) — November 6, 2024 — Clean Energy Fuels Corp. (NASDAQ: CLNE) (“Clean Energy” or the “Company”) today announced its operating results for the third quarter of 2024.

Financial Highlights

o	Revenue of $104.9 million in Q3 2024 compared to $95.6 million in Q3 2023.
o	Net loss attributable to Clean Energy for Q3 2024 was $(18.2) million, or $(0.08) per share, on a GAAP (as defined below) basis, compared to $(25.8) million, or $(0.12) per share, for Q3 2023.
o	Adjusted EBITDA (as defined below) was $21.3 million for Q3 2024, compared to $14.2 million for Q3 2023.
o	Cash, Cash Equivalents (less restricted cash) and Short-Term Investments totaled $243.5 million as of September 30, 2024.
o	2024 outlook:
o	GAAP net loss of approximately $(91) million to $(81) million (unchanged).
o	Adjusted EBITDA of $62 million to $72 million (unchanged).

Operational and Strategic Highlights

o	Renewable natural gas (“RNG”) gallons sold of 59.6 million gallons in Q3 2024, a 5.1% increase compared to Q3 2023.
o	Broke ground on a RNG production facility at South Fork Dairy home to 16,000 cows, anticipating the production of 2.6 million annual gallons.
o	Launched a demo program for customers to test a heavy-duty truck equipped with the new CumminsX15N with JB Hunt.
o	Announced an agreement with Metropolitan Transit Authority of Harris County in Houston to build a private natural gas fueling station that is expected to consume 2 million gallons a year.
o	Announced the opening of two CNG fueling stations in Western Canada with our joint development partner Tourmaline, bringing the total to three stations, with at least an additional four in process in the near term.

Commentary by Andrew J. Littlefair, President and Chief Executive Officer

“Great progress continued in the third quarter with growing RNG fuel volumes, additional investment into dairy RNG projects, fueling stations coming online increasing our network in strategic locations, and leading heavy-duty truck fleets signing up to test our demo truck with the new Cummins X15N engine. I’m particularly pleased that we continued our strong financial performance and it’s exciting to see the enthusiasm in the use of RNG as heavy-duty fleets have a new RNG engine that meets their demands when other alternative technologies continue to disappoint.”

Summary and Review of Results

The Company’s revenue for the third quarter of 2024 was reduced by $15.8 million of non-cash stock-based sales incentive contra-revenue charges (“Amazon warrant charges”) relating to the warrant issued to Amazon.com NV Investment Holdings LLC (the “Amazon warrant”), compared to Amazon warrant charges of $16.8 million in the third quarter of 2023. Q3 2024 volume-related fuel sales revenues of $64.1 million, net of the $15.8 million Amazon warrant charge, were higher than the third quarter of 2023 by 6.8% due to increased volumes of vehicle fueling at the Company’s stations and increased bulk fuel sales into the marine sector, with partial offsets due to lower underlying natural gas commodity prices in Q3 2024 versus Q3 2023. Q3 2024 renewable identification number (“RIN”) and low carbon fuel standards (“LCFS”) revenues totaled $13.0 million versus $9.6 million of RIN and LCFS revenues in the third quarter of 2023, reflecting principally higher RIN credit prices and higher share of RIN values, partially offset by lower LCFS credit prices in the third quarter of 2024. Q3 2024 includes $6.4 million of alternative fuel excise tax credit (“AFTC”) revenue versus $5.4 million of AFTC in the third quarter of 2023. Q3 2024 includes station construction revenues of $7.8 million versus $7.7 million of station construction revenues in Q3 2023 due to increased construction activities.

Net loss attributable to Clean Energy for the third quarter of 2024 had lower Amazon warrant charges when compared to Q3 2023. Q3 2024 non-operating net interest expenses and losses from equity method investments were higher than Q3 2023 primarily due to higher outstanding indebtedness combined with higher amortization of debt discount and issuance costs and expansion of our RNG investments, respectively. Selling, general and administrative expenses were lower in Q3 2024 by approximately $0.2 million mainly due to lower stock-based compensation expense resulting from vesting of equity awards granted in prior years.

Non-GAAP income (loss) per share (as defined below) for the third quarter of 2024 was $0.02, compared to $(0.00) per share for the third quarter of 2023.

Adjusted EBITDA (as defined below) was $21.3 million for the third quarter of 2024, compared to $14.2 million for the third quarter of 2023.

In this press release, Clean Energy refers to various GAAP (U.S. generally accepted accounting principles) and non-GAAP financial measures. The non-GAAP financial measures may not be comparable to similarly titled measures being used and disclosed by other companies. Clean Energy believes that this non-GAAP information is useful to an understanding of its operating results and the ongoing performance of its business. Non-GAAP income (loss) per share and Adjusted EBITDA are defined below and reconciled to GAAP net income (loss) per share attributable to Clean Energy and GAAP net income (loss) attributable to Clean Energy, respectively.

The table below shows GAAP and non-GAAP income (loss) attributable to Clean Energy per share and also reconciles GAAP net income (loss) attributable to Clean Energy to the non-GAAP net income (loss) attributable to Clean Energy figure used in the calculation of non-GAAP income (loss) per share:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in thousands, except share and per share data)	2023	2024	2023	2024
Net loss attributable to Clean Energy Fuels Corp.	$(25,812)	$(18,175)	$(80,810)	$(52,911)
Amazon warrant charges	16,821	15,766	44,473	42,742
Stock-based compensation	6,091	2,863	18,280	8,354
Loss (income) from Rimere equity method investment	—	1,850	—	4,394
Loss (income) from SAFE&CEC S.r.l. equity method investment	1,071	16	1,324	1,884
Loss (gain) from change in fair value of derivative instruments	1,372	1,416	304	(267)
Amortization of investment tax credit from RNG equity method investments	—	(268)	—	(367)
Non-GAAP net income (loss) attributable to Clean Energy Fuels Corp.	$(457)	$3,468	$(16,429)	$3,829
Diluted weighted-average common shares outstanding	222,973,575	224,430,603	222,867,303	224,164,054
GAAP loss attributable to Clean Energy Fuels Corp. per share	$(0.12)	$(0.08)	$(0.36)	$(0.24)
Non-GAAP income (loss) attributable to Clean Energy Fuels Corp. per share	$(0.00)	$0.02	$(0.07)	$0.02

The table below shows Adjusted EBITDA and also reconciles this figure to GAAP net loss attributable to Clean Energy:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in thousands)	2023	2024	2023	2024
Net loss attributable to Clean Energy Fuels Corp.	$(25,812)	$(18,175)	$(80,810)	$(52,911)
Income tax expense (benefit)	(47)	50	(166)	630
Interest expense	3,893	8,357	12,612	24,040
Interest income	(2,551)	(3,600)	(8,034)	(10,818)
Depreciation and amortization	13,389	11,350	34,960	33,796
Amazon warrant charges	16,821	15,766	44,473	42,742
Stock-based compensation	6,091	2,863	18,280	8,354
Loss (income) from Rimere equity method investment	—	1,850	—	4,394
Loss (income) from SAFE&CEC S.r.l. equity method investment	1,071	16	1,324	1,884
Loss (gain) from change in fair value of derivative instruments	1,372	1,416	304	(267)
Depreciation and amortization from RNG equity method investments	299	1,927	709	3,485
Interest expense from RNG equity method investments	238	664	726	1,212
Interest income from RNG equity method investments	(518)	(936)	(1,958)	(3,142)
Amortization of investment tax credit from RNG equity method investments	—	(268)	—	(367)
Adjusted EBITDA	$14,246	$21,280	$22,420	$53,032

The tables below present a further breakdown of the above consolidated Adjusted EBITDA:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in thousands)	2023	2024	2023	2024
Net loss attributable to fuel distribution	$(24,497)	$(15,026)	$(77,560)	$(42,969)
Income tax expense (benefit)	(47)	50	(166)	630
Interest expense	3,893	8,357	12,612	24,040
Interest income	(2,551)	(3,600)	(8,034)	(10,818)
Depreciation and amortization	13,389	11,350	34,960	33,796
Amazon warrant charges	16,821	15,766	44,473	42,742
Stock-based compensation	6,091	2,863	18,280	8,354
Loss (income) from Rimere equity method investment	—	1,850	—	4,394
Loss (income) from SAFE&CEC S.r.l. equity method investment	1,071	16	1,324	1,884
Loss (gain) from change in fair value of derivative instruments	1,372	1,416	304	(267)
Adjusted EBITDA attributable to fuel distribution	$15,542	$23,042	$26,193	$61,786

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in thousands)	2023	2024	2023	2024
Net loss from RNG equity method investments attributable to Clean Energy Fuels Corp.	$(1,315)	$(3,149)	$(3,250)	$(9,942)
Depreciation and amortization from RNG equity method investments	299	1,927	709	3,485
Interest expense from RNG equity method investments	238	664	726	1,212
Interest income from RNG equity method investments	(518)	(936)	(1,958)	(3,142)
Amortization of investment tax credit from RNG equity method investments	—	(268)	—	(367)
Adjusted EBITDA of RNG equity method investments attributable to Clean Energy Fuels Corp.	$(1,296)	$(1,762)	$(3,773)	$(8,754)

Fuel and Service Volume

The following tables present, for the three and nine months ended September 30, 2023 and 2024, (1) the amount of total fuel volume the Company sold to customers with particular focus on RNG volume as a subset of total fuel volume and (2) operation and maintenance (“O&M”) services volume dispensed at facilities the Company does not own but at which it provides O&M services on a per-gallon or fixed fee basis. Certain gallons are included in both fuel and service volumes when the Company sells fuel (product revenue) to a customer and provides maintenance services (service revenue) to the same customer.

	Three Months Ended		Nine Months Ended
Fuel volume, GGEs(1) sold (in millions),	September 30,		September 30,
correlating to total volume-related product revenue	2023	2024	2023	2024
RNG	56.7	59.6	168.7	174.7
Conventional natural gas	17.1	13.9	46.6	44.2
Total fuel volume	73.8	73.5	215.3	218.9

	Three Months Ended		Nine Months Ended
O&M services volume, GGEs(1) serviced (in millions),	September 30,		September 30,
correlating to volume-related O&M services revenue	2023	2024	2023	2024
O&M services volume	66.2	65.6	191.7	198.9

(1)	The Company calculates one gasoline gallon equivalent (“GGE”) to equal 125,000 British Thermal Units (“BTUs”), and, as such, one million BTUs (“MMBTU”) equal eight GGEs.

Sources of Revenue

The following table shows the Company’s sources of revenue for the three and nine months ended September 30, 2023 and 2024:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Revenue (in millions)	2023	2024	2023	2024
Product revenue:
Volume-related (1)
Fuel sales(2) (4)	$60.0	$64.1	$220.2	$189.7
Change in fair value of derivative instruments(3)	(1.4)	(1.4)	(0.3)	0.3
RIN Credits	6.8	11.1	16.7	29.4
LCFS Credits	2.8	1.9	7.5	6.0
AFTC	5.4	6.4	15.0	17.8
Total volume-related product revenue	73.6	82.1	259.1	243.2
Station construction sales	7.7	7.8	17.6	19.1
Total product revenue	81.3	89.9	276.7	262.3
Service revenue:
Volume-related, O&M services	13.7	14.4	39.6	42.5
Other services	0.6	0.6	2.0	1.7
Total service revenue	14.3	15.0	41.6	44.2
Total revenue	$95.6	$104.9	$318.3	$306.5

(1)	The Company’s volume-related product revenue primarily consists of sales of RNG and conventional natural gas, in the form of CNG and LNG, and sales of RINs and LCFS Credits in addition to changes in fair value of our derivative instruments.

(2)	Includes $16.8 million and $45.5 million of Amazon warrant non-cash stock-based sales incentive contra-revenue charges for the three and nine months ended September 30, 2023, respectively. Includes $15.8 million and $42.7 million of Amazon warrant non-cash stock-based sales incentive contra-revenue charges for the three and nine months ended September 30, 2024, respectively.

(3)	The change in fair value of unsettled derivative instruments is related to the Company’s commodity swap and customer fueling contracts. The amounts are classified as revenue because the Company’s commodity swap contracts are used to economically offset the risk associated with the diesel-to-natural gas price spread resulting from customer fueling contracts under the Company’s truck financing program.

(4)	Includes net settlement of the Company’s commodity swap derivative instruments. For the three and nine months ended September 30, 2023, net settlement payments recognized in fuel revenue were $1.9 million and $2.9 million, respectively. For the three and nine months ended September 30, 2024, net settlement payments recognized in fuel revenue were $0.0 million and $2.4 million, respectively.

2024 Outlook

Our GAAP net loss for 2024 is expected to range from approximately $(91) million to $(81) million, assuming no unrealized gains or losses on commodity swap and customer contracts relating to the Company’s truck financing program and including Amazon warrant charges estimated to be approximately $63 million. Changes in diesel and natural gas market conditions resulting in unrealized gains or losses on the Company’s commodity swap and customer fueling contracts relating to the Company’s truck financing program, and significant variations in the vesting of the Amazon warrant could significantly affect the Company’s estimated GAAP net loss for 2024. Adjusted EBITDA for 2024 is estimated to range from approximately $62 million to $72 million. These expectations exclude the impact of any acquisitions, divestitures, new joint ventures, transactions and other extraordinary events; any lingering negative effects associated directly or indirectly with the COVID-19 pandemic; and macroeconomic conditions and global supply chain issues. Additionally, the expectations regarding 2024 Adjusted EBITDA assumes the calculation of this non-GAAP financial measure in the same manner as described above and adding back the estimated Amazon warrant charges described above and without adjustments for any other items that may arise during 2024 that management deems appropriate to exclude. These expectations are forward-looking statements and are qualified by the statement under “Safe Harbor Statement” below.

(in thousands)	2024 Outlook
GAAP Net loss attributable to Clean Energy Fuels Corp.	$(91,000) - (81,000)
Income tax expense (benefit)	700
Interest expense	31,200
Interest income	(13,000)
Depreciation and amortization	47,500
Stock-based compensation	11,000
Loss (income) from SAFE&CEC S.r.l. and Rimere equity method investments	10,000
Loss (gain) from change in fair value of derivative instruments	—
Amazon warrant charges	63,000
Depreciation and amortization from RNG equity method investments	4,000
Interest expense from RNG equity method investments	600
Interest income from RNG equity method investments	(2,000)
Adjusted EBITDA	$62,000 - 72,000

The tables below present a further breakdown of the above consolidated Adjusted EBITDA:

(in thousands)	2024 Outlook
GAAP Net loss attributable to fuel distribution	$(74,300) - (68,300)
Income tax expense (benefit)	700
Interest expense	31,200
Interest income	(13,000)
Depreciation and amortization	47,500
Stock-based compensation	11,000
Loss (income) from SAFE&CEC S.r.l. and Rimere equity method investments	10,000
Loss (gain) from change in fair value of derivative instruments	—
Amazon warrant charges	63,000
Adjusted EBITDA attributable to fuel distribution	$76,100 - 82,100

(in thousands)	2024 Outlook
Net loss from RNG equity method investments attributable to Clean Energy Fuels Corp.	$(16,700) - (12,700)
Depreciation and amortization from RNG equity method investments	4,000
Interest expense from RNG equity method investments	600
Interest income from RNG equity method investments	(2,000)
Adjusted EBITDA of RNG equity method investments attributable to Clean Energy Fuels Corp.	$(14,100) - (10,100)

Today’s Conference Call

The Company will host an investor conference call today at 4:30 p.m. Eastern time (1:30 p.m. Pacific). Investors interested in participating in the live call can dial 1.800.225.9448 from the U.S. and international callers can dial 1.203.518.9708, with a conference ID of CLEAN. A telephone replay will be available approximately three hours after the call concludes through Friday, December 6, 2024, by dialing 1.844.512.2921 from the U.S., or 1.412.317.6671 from international locations, and entering Replay Pin Number 11157173. There also will be a simultaneous, live webcast available on the Investor Relations section of the Company’s web site at www.cleanenergyfuels.com, which will be available for replay for 30 days.

About Clean Energy Fuels Corp.

Clean Energy Fuels Corp. is the country’s largest provider of the cleanest fuel for the transportation market. Our mission is to decarbonize transportation through the development and delivery of renewable natural gas (“RNG”), a sustainable fuel derived from organic waste. Clean Energy allows thousands of vehicles, from airport shuttles to city buses to waste and heavy-duty trucks, to reduce their amount of climate-harming greenhouse gas. We operate a vast network of fueling stations across the U.S. and Canada. Visit www.cleanenergyfuels.com and follow @ce_renewables on X (formerly known as Twitter).

Non-GAAP Financial Measures

To supplement the Company’s unaudited consolidated financial statements presented in accordance with GAAP, the Company uses non-GAAP financial measures that it calls non-GAAP income (loss) per share (“non-GAAP income (loss) per share”) and adjusted EBITDA (“Adjusted EBITDA”). Management presents non-GAAP income (loss) per share and Adjusted EBITDA because it believes these measures provide meaningful supplemental information about the Company’s performance for the following reasons: (1) they allow for greater transparency with respect to key metrics used by management to assess the Company’s operating performance and make financial and operational decisions; (2) they exclude the effect of items that management believes are not directly attributable to the Company’s core operating performance and may obscure trends in the business; and (3) they are used by institutional investors and the analyst community to help analyze the Company’s business. In future quarters, the Company may adjust for other expenditures, charges or gains to present non-GAAP financial measures that the Company’s management believes are indicative of the Company’s core operating performance.

Non-GAAP financial measures are limited as an analytical tool and should not be considered in isolation from, or as a substitute for, the Company’s GAAP results. The Company expects to continue reporting non-GAAP financial measures, adjusting for the items described below (and/or other items that may arise in the future as the Company’s management deems appropriate), and the Company expects to continue to incur expenses, charges or gains like the non-GAAP adjustments described below. Accordingly, unless expressly stated otherwise, the exclusion of these and other similar items in the presentation of non-GAAP financial measures should not be construed as an inference that these costs are unusual, infrequent, or non-recurring. Non-GAAP income (loss) per share and Adjusted EBITDA are not recognized terms under GAAP and do not purport to be an alternative to GAAP income (loss), GAAP income (loss) per share or any other GAAP measure as an indicator of operating performance. Moreover, because not all companies use identical measures and calculations, the Company’s presentation of non-GAAP income (loss) per share and Adjusted EBITDA may not be comparable to other similarly titled measures used by other companies.

Non-GAAP Income (Loss) Per Share

Non-GAAP income (loss) per share, which the Company presents as a non-GAAP measure of its performance, is defined as net income (loss) attributable to Clean Energy Fuels Corp., plus Amazon warrant charges, plus stock-based compensation expense, plus (minus) loss (income) from Rimere equity method investment, plus (minus) loss (income) from the SAFE&CEC S.r.l. equity method investment, plus (minus) any loss (gain) from changes in the fair value of derivative instruments, and minus amortization of investment tax credit from RNG equity method investments, the total of which is divided by the Company’s weighted-average common shares outstanding on a diluted basis. The Company’s management believes excluding non-cash expenses related to the Amazon warrant charges provides useful information to investors regarding the Company’s performance because the Amazon warrant charges are measured based upon a fair value determined using a variety of assumptions and estimates, and the Amazon warrant charges do not affect the Company’s operating cash flows related to the delivery and sale of vehicle fuel to its customer. The Company’s management believes excluding non-cash expenses related to stock-based compensation provides useful information to investors regarding the Company’s performance because of the varying available valuation methodologies, the volatility of the expense (which depends on market forces outside of management’s control), the subjectivity of the assumptions and the variety of award types that a company can use, which may obscure trends in a company’s core operating performance. In addition, the Company’s management believes excluding the results from the Rimere equity method investment is useful to investors because Rimere is an investment belonging to the non-core operations of the Company, and its results are not indicative of the Company’s ongoing operations. Similarly, the Company’s management believes excluding the non-cash results from the SAFE&CEC S.r.l. equity method investment is useful to investors because these charges are not part of or representative of the core operations of the Company. In addition, the Company’s management believes excluding the non-cash loss (gain) from changes in the fair value of derivative instruments is useful to investors because the valuation of the derivative instruments is based on a number of subjective assumptions, the amount of the loss or gain is derived from market forces outside of management’s control, and the exclusion of these amounts enables investors to compare the Company’s performance with other companies that do not use, or use different forms of, derivative instruments. Furthermore, the Company’s management believes excluding other income relating to the amortization of investment tax credit from RNG equity method investments is useful to investors because such income is not generated from the core operations of the Company and may obscure trends of the Company’s core operations.

Adjusted EBITDA

Adjusted EBITDA, which the Company presents as a non-GAAP measure of its performance, is defined as net income (loss) attributable to Clean Energy Fuels Corp., plus (minus) income tax expense (benefit), plus interest expense (including any losses from the extinguishment of debt), minus interest income, plus depreciation and amortization expense, plus Amazon warrant charges, plus stock-based compensation expense, plus (minus) loss (income) from the Rimere equity method investment, plus (minus) loss (income) from the SAFE&CEC S.r.l. equity method investment, plus (minus) any loss (gain) from changes in the fair value of derivative instruments, plus depreciation and amortization expense from RNG equity method investments, plus interest expense from RNG equity method investments, minus interest income from RNG equity method investments, and minus amortization of investment tax credit from RNG equity method investments. The Company’s management believes Adjusted EBITDA provides useful information to investors regarding the Company’s performance for the same reasons discussed above with respect to non-GAAP income (loss) per share. In addition, management internally uses Adjusted EBITDA to determine elements of executive and employee compensation.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements about, among other things, our fiscal 2024 outlook, our volume growth, customer expansion, production sources, joint ventures, governmental regulations, and the benefits of our fuels.

Forward-looking statements are statements other than historical facts and relate to future events or circumstances or the Company’s future performance, and are based on the Company’s current assumptions, expectations and beliefs concerning future developments and their potential effect on the Company and its business. As a result, actual results, performance or achievements and the timing of events could differ materially from those anticipated in or implied by these forward-looking statements as a result of many factors including, among others: the willingness of fleets and other consumers to adopt natural gas as a vehicle fuel, and the rate and level of any such adoption; the market’s perception of the benefits of RNG and conventional natural gas relative to other alternative vehicle fuels; natural gas vehicle and engine cost, fuel usage, availability, quality, safety, convenience, design, performance and residual value, as well as operator perception with respect to these factors, in general and in the Company’s key customer markets, including heavy-duty trucking; the Company’s ability to further develop and manage its RNG business, including its ability to procure adequate supplies of RNG and generate revenues from sales of such RNG; the Company and its suppliers’ ability to successfully develop and operate projects and produce expected volumes of RNG; the impact of a bankruptcy or failure of any source owners at our projects; the Company’s dependence on the production of vehicles and engines by manufacturers over which the Company has no control; the long and variable development cycle required to secure ADG RNG from new projects; the potential commercial viability, solvency, financial capacity, and operational capability of livestock waste and dairy farm projects to produce RNG; the Company’s history of net losses and the possibility that the Company could incur additional net losses in the future; the Company’s and its partners’ ability to acquire, finance, construct and develop other commercial projects; the Company’s ability to invest in hydrogen stations or modify its fueling stations to reform its RNG to fuel hydrogen and charge electric vehicles; the future supply, demand, use and prices of crude oil, gasoline, diesel, natural gas, and other vehicle fuels, including overall levels of and volatility in these factors; changes in the competitive environment in which we operate, including potentially increasing competition in the market for vehicle fuels generally; the Company’s ability to manage and increase its business of transporting and selling CNG for non-vehicle purposes via virtual natural gas pipelines and interconnects, as well as its station design and construction activities; construction, permitting and other factors that could cause delays or other problems at station construction projects; the Company’s ability to procure and maintain contracts with government entities; the Company’s ability to execute and realize the intended benefits of any acquisitions, divestitures, investments or other strategic relationships or transactions; significant fluctuations in the Company’s results of operations, which make it difficult to predict future results of operations; the Company’s warranty reserves may not adequately cover its warranty obligations; the director and indirect impact of health pandemics or epidemics such as the COVID-19 pandemic; the future availability of and the Company’s access to additional capital, which may include debt or equity financing, in the amounts and at the times needed to fund growth in the Company’s business and the repayment of its debt obligations (whether at or before their due dates) or other expenditures, as well as the terms and other effects of any such capital raising transaction; the Company’s ability to generate sufficient cash flows to repay its debt obligations as they come due; the availability of environmental, tax and other government legislation, regulations, programs and incentives that promote natural gas, such as AFTC, or other alternatives as a vehicle fuel, including long-standing support for gasoline- and diesel-powered vehicles and growing support for electric and hydrogen-powered vehicles that could result in programs or incentives that favor these or other vehicles or vehicle fuels over natural gas; the Company’s ability to comply with various registration and regulatory requirements related to its RNG projects; the effect of, or potential for changes to greenhouse gas emissions requirements or other environmental regulations applicable to vehicles powered by gasoline, diesel, natural gas or other vehicle fuels and crude oil and natural gas fueling, drilling, production, transportation or use; the Company’s ability to manage the health, safety and environmental risks inherent in its operations; the Company’s compliance with all applicable government and environmental regulations; the impact of the foregoing on the trading price of the Company’s common stock; the interests of the Company’s significant stockholders may differ from the Company’s other stockholders; the Company’s ability to protect against any material failure, inadequacy, interruption or security failure of is information technology; and general political, regulatory, economic and market conditions.

The forward-looking statements made in this press release speak only as of the date of this press release and the Company undertakes no obligation to update publicly such forward-looking statements to reflect subsequent events or circumstances, except as otherwise required by law. The Company’s periodic reports filed with the Securities and Exchange Commission (www.sec.gov), including its Quarterly Report on Form 10-Q for the quarter ended September 30, 2024 that the Company expects to file with the Securities and Exchange Commission on or about November 6, 2024, contain additional information about these and other risk factors that may cause actual results to differ materially from the forward-looking statements contained in this press release, and such risk factors may be amended, supplemented or superseded from time to time by other reports the Company files with the Securities and Exchange Commission.

Media Contact:
Gary Foster
(949) 437-1113
Gary.Foster@cleanenergyfuels.com

Investor Contact:

Thomas Driscoll

(949) 437-1191

Thomas.Driscoll@cleanenergyfuels.com

Source: Clean Energy Fuels Corp.

Clean Energy Fuels Corp. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands, except share and per share data; Unaudited)

	December 31,	September 30,
	2023	2024
Assets
Current assets:
Cash, cash equivalents and current portion of restricted cash	$106,963	$119,003
Short-term investments	158,186	126,570
Accounts receivable, net of allowance of $1,475 and $1,772 as of December 31, 2023 and September 30, 2024, respectively	98,426	93,046
Other receivables	19,770	29,653
Inventory	45,335	45,833
Prepaid expenses and other current assets	41,495	28,265
Total current assets	470,175	442,370
Operating lease right-of-use assets	92,324	93,051
Land, property and equipment, net	331,758	354,449
Notes receivable and other long-term assets, net	35,735	33,153
Investments in other entities	258,773	250,712
Goodwill	64,328	64,328
Intangible assets, net	6,365	6,365
Total assets	$1,259,458	$1,244,428
Liabilities and Stockholders' Equity
Current liabilities:
Current portion of debt	$38	$44
Current portion of finance lease obligations	1,758	1,813
Current portion of operating lease obligations	6,687	7,787
Accounts payable	56,995	31,475
Accrued liabilities	91,534	97,522
Deferred revenue	4,936	5,842
Derivative liabilities, related party	1,875	—
Total current liabilities	163,823	144,483
Long-term portion of debt	261,123	264,032
Long-term portion of finance lease obligations	1,839	1,353
Long-term portion of operating lease obligations	89,065	90,976
Other long-term liabilities	9,961	12,448
Total liabilities	525,811	513,292
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value. 1,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.0001 par value. 454,000,000 shares authorized; 223,026,966 shares and 223,430,400 shares issued and outstanding as of December 31, 2023 and September 30, 2024, respectively	22	22
Additional paid-in capital	1,658,339	1,709,622
Accumulated deficit	(929,472)	(982,383)
Accumulated other comprehensive loss	(2,119)	(2,508)
Total Clean Energy Fuels Corp. stockholders’ equity	726,770	724,753
Noncontrolling interest in subsidiary	6,877	6,383
Total stockholders’ equity	733,647	731,136
Total liabilities and stockholders’ equity	$1,259,458	$1,244,428

Clean Energy Fuels Corp. and Subsidiaries

Condensed Consolidated Statements of Operations

(In thousands, except share and per share data; Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2024	2023	2024
Revenue:
Product revenue	$81,279	$89,900	$276,635	$262,274
Service revenue	14,292	14,976	41,667	44,265
Total revenue	95,571	104,876	318,302	306,539
Operating expenses:
Cost of sales (exclusive of depreciation and amortization shown separately below):
Product cost of sales	65,427	63,867	240,655	184,206
Service cost of sales	9,002	9,322	25,204	28,524
Selling, general and administrative	29,117	28,865	87,314	83,444
Depreciation and amortization	13,389	11,350	34,960	33,796
Total operating expenses	116,935	113,404	388,133	329,970
Operating loss	(21,364)	(8,528)	(69,831)	(23,431)
Interest expense	(3,893)	(8,357)	(12,612)	(24,040)
Interest income	2,551	3,600	8,034	10,818
Other income, net	14	35	85	93
Loss from equity method investments	(3,304)	(5,022)	(7,109)	(16,215)
Loss before income taxes	(25,996)	(18,272)	(81,433)	(52,775)
Income tax (expense) benefit	47	(50)	166	(630)
Net loss	(25,949)	(18,322)	(81,267)	(53,405)
Loss attributable to noncontrolling interest	137	147	457	494
Net loss attributable to Clean Energy Fuels Corp.	$(25,812)	$(18,175)	$(80,810)	$(52,911)
Net loss attributable to Clean Energy Fuels Corp. per share:
Basic and diluted	$(0.12)	$(0.08)	$(0.36)	$(0.24)
Weighted-average common shares outstanding:
Basic and diluted	222,973,575	223,428,900	222,867,303	223,310,150